EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Summa Industries:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the Company’s 1991 Stock Option Plan filed on April 15, 1993, and to file numbers 333-20835, 333-68921,  333-68981, 333-87692, 333-35163, 333-38415, 333-68983, 333-78873, and 333-87690 of Summa Industries and subsidiaries of our reports dated October 25, 2004 relating to the 2004 financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
November 12, 2004